Exhibit 1.1

Execution Version

Oiltanking Partners, L.P.

2,600,000 Common Units1

Representing Limited Partner Interests

Underwriting Agreement

New York, New York

November 19, 2013

Citigroup Global Markets Inc.

Barclays Capital Inc.

As Representatives of the several Underwriters named in Schedule II hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Oiltanking Partners, L.P., a limited partnership organized under the laws of Delaware (the “Partnership”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the number of common units representing limited partner interests in the Partnership (“Common Units”) set forth in Schedule I hereto (the “Firm Units”). The Partnership also proposes to grant to the Underwriters an option to purchase up to the number of additional Common Units set forth in Schedule I hereto (the “Option Units”; the Option Units, together with the Firm Units, being hereinafter called the “Units”).

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. As used herein, the term “Partnership Parties” means the Partnership and OTLP GP, LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”). Certain terms used herein are defined in Section 20 hereof.

[1]	Plus an option to purchase from the Partnership up to 390,000 additional Common Units.

1. Representations and Warranties. Each of the Partnership Parties, jointly and severally, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) Registration. The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Units. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Partnership may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Units, each of which has previously been furnished to the Representatives. The Partnership will file with the Commission a final prospectus supplement relating to the Units in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Partnership has advised the Representatives, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b) No Stop Order. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated or, to the knowledge of any of the Partnership Parties, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership Parties, threatened by the Commission.

(c) Eligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Units and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer.

(d) No Material Misstatements or Omissions in Registration Statement, Preliminary Prospectus or Final Prospectus. Each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the requirements of the Act, and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. On each

Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Units are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Registration Statement, any Preliminary Prospectus or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement, any Preliminary Prospectus or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(e) No Material Misstatements or Omissions in Disclosure Package. As of the Execution Time, the Closing Date and each settlement date, (i) the Disclosure Package and the price to the public, the number of Firm Units and the number of Option Units to be included on the cover page of the Final Prospectus, when taken together as a whole, and (ii) each electronic road show, when taken together as a whole with the Disclosure Package and the price to the public, the number of Firm Units and the number of Option Units to be included on the cover page of the Final Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(f) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Disclosure Package or the Final Prospectus has been or will be made without a reasonable basis or has been or will be disclosed other than in good faith.

(g) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(h) Formation and Qualification. Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership or limited liability company, as applicable, in good standing under the laws of its respective jurisdiction of formation. Each of the Partnership Entities has full limited partnership or limited liability company power and authority to own, lease and operate its properties and to conduct its business as currently conducted or as to be conducted on the Closing Date and each settlement date, in each case as described in the Registration Statement, the Disclosure Package and the Final Prospectus. Each of the Partnership Entities is duly registered or qualified to do business as a foreign limited partnership or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction which requires such registration or qualification, all of such jurisdictions being listed on Schedule III hereto, except where the failure to so register or qualify could not reasonably be expected to (i) have a material adverse effect on the financial condition, earnings, business, properties, operations or prospects of the Partnership Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business (“Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability.

(i) Power and Authority of General Partner. The General Partner has, and, on the Closing Date and each settlement date, will have, full power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement, the Disclosure Package and the Final Prospectus.

(j) Ownership of the General Partner and the Subsidiaries. All of the equity interests in each of the General Partner and the Subsidiaries is owned as set forth on Exhibit A hereto; all of such equity interests have been duly authorized and validly issued in accordance with the limited partnership or limited liability company agreements of each such entity (the “GP/Subsidiary Organizational Agreements”), are fully paid (to the extent required by the applicable GP/Subsidiary Organizational Agreements) and nonassessable (except as such nonassessability may be affected by (i) Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) or (ii) Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”); and such equity interests are owned as set forth on Exhibit A free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”) (except for restrictions on transferability contained in the GP/Subsidiary Organizational Agreement of such entity or as described in the Disclosure Package and the Final Prospectus).

(k) Valid Issuance of the Units. On the Closing Date and each settlement date, as the case may be, the Firm Units or the Option Units, as the case may be, will be duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the First Amended and Restated Agreement of Limited Partnership of the Partnership dated July 19, 2011 (the “Partnership Agreement” and, together with the GP/Subsidiary Organizational Agreements, the “Organizational Agreements”)) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(l) Capitalization. At the Closing Date, after giving effect to the issuance of the Firm Units and assuming that the Underwriters do not purchase any Option Units, the issued and outstanding partnership interests of the Partnership will solely consist of 22,049,901 Common Units, 19,449,901 Subordinated Units (as defined in the Partnership Agreement), a 2% General Partner Interest (as defined in the Partnership Agreement) and the Incentive Distribution Rights (as defined in the Partnership Agreement). All outstanding Common Units, Subordinated Units, the General Partner Interest and the Incentive Distribution Rights, and the limited partner interests or general partner interests, as applicable, represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act.

(m) Ownership of General Partner Interest and Incentive Distribution Rights. The General Partner is the sole general partner of the Partnership. On the date hereof, the Closing Date and each settlement date, as the case may be, the General Partner owns and will own, as applicable, a 2% General Partner Interest and 100% of the Incentive Distribution Rights in the Partnership; and the General Partner owns and will own, as applicable, such General Partner Interest and Incentive Distribution Rights free and clear of all Liens (except for restrictions on transferability contained in the Partnership Agreement or as described in the Disclosure Package and the Final Prospectus).

(n) Ownership of Sponsor Units. On the date hereof, the Closing Date and each settlement date, as the case may be, (i) OTA owns and will own, as applicable, 3,581,032 Common Units and 10,457,842 Subordinated Units and (ii) OTB Holdco owns and will own, as applicable, 4,368,869 Common Units and 8,992,059 Subordinated Units (together with the units owned by OTA and described in clause (i), the “Sponsor Units”); and each of OTA and OTB Holdco owns its respective Sponsor Units free and clear of all Liens (except for restrictions on transferability contained in the Partnership Agreement or as described in the Disclosure Package and the Final Prospectus).

(o) No Other Subsidiaries. The Subsidiaries are the only subsidiaries of the Partnership. Except as described in the Disclosure Package and the Final Prospectus, none of the Partnership Entities will, on the Closing Date and each settlement date, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(p) No Preemptive Rights, Registration Rights or Options. Except as identified in the Disclosure Package and the Final Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of or any partnership interest in any of the Partnership Entities or (ii) outstanding options or warrants to purchase any securities of the Partnership Entities. Except for such rights that have been waived or as described in the Registration Statement, the Disclosure Package and the Final Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(q) Authority and Authorization. Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Disclosure Package and the Final Prospectus. On the Closing Date and each settlement date, all partnership and limited liability company action, as the case may be, required to be taken by the Partnership Parties or any of their members or partners, as the case may be, for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions contemplated by this Agreement shall have been validly taken.

(r) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(s) Enforceability of Organizational Agreements. The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and OTA and is a valid and legally binding agreement of the General Partner and OTA, enforceable against each of them in accordance with its terms. Each of the other Organizational Agreements has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of such parties, enforceable against such parties in accordance with its terms; provided that, with respect to each agreement described in this Section 1(s), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further; that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(t) No Conflicts. None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement by the Partnership Parties, (iii) the consummation of the transactions contemplated by this Agreement or (iv) the application of the proceeds as described under the caption “Use of Proceeds” in the Disclosure Package and the Final Prospectus (A) conflicts or will conflict with or constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of formation or conversion, certificate or articles of incorporation, bylaws or other constituent document (collectively, the “Organizational Documents”) of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than

Liens created pursuant to the Credit Agreements), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership Parties to consummate the transactions provided for in this Agreement.

(u) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets (each, a “consent” for purposes of this Section 1(u)) is required in connection with the offering, issuance or sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Partnership Parties or the consummation of the transactions contemplated by this Agreement except (i) for such consents required under the Act, the Exchange Act and state securities or “blue sky” laws of any jurisdiction or under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (ii) for such consents that have been, or prior to the Closing Date will be, obtained, (iii) for such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership Parties to consummate the transactions contemplated by this Agreement and (iv) as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus.

(v) No Defaults. None of the Partnership Entities is (i) in violation of any of its Organizational Documents, (ii) in violation of any statute, law, rule or regulation, or any judgment, order, injunction or decree of any court, governmental agency or body or arbitrator having jurisdiction over any of the Partnership Entities or any of their properties or assets or (iii) in breach, default (or an event that, with notice or lapse of time or both, would constitute such a breach or default) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which in the case of either clause (ii) or clause (iii) would reasonably be expected to have, if continued, a Material Adverse Effect or materially impair the ability of the Partnership Parties to consummate the transactions contemplated by this Agreement.

(w) Conformity of Units to Description. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform, and the issued and outstanding General Partner Interest, Common Units, Subordinated Units and Incentive Distribution Rights conform, in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus.

(x) No Labor Dispute. No labor problem or dispute with the Domestic Oiltanking Entities’ employees who are engaged in the business of the Partnership Entities exists or, to the knowledge of the Partnership Parties, is threatened or imminent, that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(y) Financial Statements and XBRL. The historical financial statements and related notes and schedules included in the Registration Statement, the Disclosure Package and the Final Prospectus present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein, as of the dates and for the periods indicated; such financial statements comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The other historical financial and statistical information and data included in the Registration Statement, the Disclosure Package and the Final Prospectus are accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements, as applicable, from which they have been derived. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, any Preliminary Prospectus or the Final Prospectus that are not so included as required; the Partnership Entities do not have any material liabilities or obligations, direct or contingent (including off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Final Prospectus; and all disclosures contained in the Registration Statement, the Disclosure Package and the Final Prospectus and each Permitted Free Writing Prospectus (as defined herein) regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable. The interactive data in the eXtensible Business Reporting Language (“XBRL”) incorporated by reference as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(z) Independent Public Accountants. BDO USA, LLP, who has certified certain financial statements of the Partnership and has delivered its report with respect to the audited financial statements and schedules included in the Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Partnership within the meaning of the Act and the applicable published rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board.

(aa) Litigation. Except as described in the Disclosure Package and the Final Prospectus, no action, suit, proceeding, inquiry or investigation by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving any of the Partnership Entities or its or their property is pending, or to the knowledge of any of the Partnership Parties, threatened or contemplated that (i) would individually or in the aggregate have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated herein; (ii) would individually or in the aggregate have a Material Adverse Effect or (iii) are required to be described in the Disclosure Package or the Final Prospectus but are not described as required.

(bb) Title to Properties. The Partnership Entities have good and indefeasible title to all real property and good title to all personal property described in the Disclosure Package or the Final Prospectus as owned by the Partnership Entities, free and clear of all Liens except (i) as described, and subject to the limitations contained, in the Disclosure Package and the Final Prospectus, (ii) that arise under the Credit Agreements or (iii) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Disclosure Package and the Final Prospectus; provided that, with respect to any real property and buildings held under lease or sublease by the Partnership Entities, such real property and buildings are held under valid, subsisting and enforceable leases or subleases, as the case may be, with such exceptions as are not material and do not interfere with the use of the properties of the Partnership Entities taken as a whole as they have been used in the past as described in the Disclosure Package and the Final Prospectus and are proposed to be used in the future as described in the Disclosure Package and the Final Prospectus, and all such leases and subleases will be in full force and effect; and none of the Partnership Entities has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Partnership Entities under any of the leases or subleases mentioned above or affecting or questioning the rights of the Partnership Entities to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims that, if successfully asserted, would not, individually or in the aggregate, have a Material Adverse Effect; provided, however, that the enforceability of such leases and subleases, as the case may be, may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(cc) Rights-of-Way. The Partnership Entities have such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained, in the Disclosure Package and the Final Prospectus, except for (i) qualifications, reservations and encumbrances that would not have, individually or in the aggregate, a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Disclosure Package and the Final Prospectus, the Partnership Entities have fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Disclosure Package and the Final Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

(dd) Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Partnership or sale by the Partnership of the Units.

(ee) Tax Returns. Each of the Partnership Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(ff) Insurance. The Partnership Entities carry or are entitled to the benefits of insurance covering their properties, operations, personnel and businesses with reputable insurers, in such amounts and covering such risks as is commercially reasonable, and all such insurance is in full force and effect. None of the Partnership Entities has any reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct such business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.

(gg) Distribution Restrictions. No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the Disclosure Package and the Final Prospectus or arising under the Credit Agreements.

(hh) Possession of Licenses and Permits. The Partnership Entities have timely applied for or possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their business as presently conducted, except where the failure so to apply for or possess would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Partnership Entities are in compliance with the terms and conditions of all such Governmental Licenses received, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses received are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the Partnership Entities have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(ii) Environmental Laws. Each of the Partnership Entities (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety (to the extent such health and safety relate to exposure to Hazardous Materials, as that term is defined below), the prevention of pollution or protection of the environment or imposing liability or standards of conduct concerning any Hazardous Materials (“Environmental Laws”), (ii) has timely applied for or received, and is in compliance with all such received, permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted and (iii) has not received notice of any actual or potential liability under any environmental law, except where such failure to comply as described in clauses (i) and (ii) above, such failure to apply for or receive a permit, license or other approval as described in clause (ii) above, and such receipt of a notice as described in clause (iii) above, would not, individually or in the aggregate, have a Material Adverse Effect, except as described in or contemplated in the Disclosure Package and the Final Prospectus. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous or toxic chemical, material, waste or substance regulated under any applicable Environmental Law. In the ordinary course of their business, the Partnership Entities periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate costs and liabilities that are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for remedial clean-up or regulatory closure of properties under Environmental Laws, any compliance with Environmental Laws or any permit, license or approval required under Environmental Laws, or any environmental-related constraints on operating activities and any potential liabilities to third parties imposed pursuant to Environmental Laws). On the basis of such review, the Partnership Entities have reasonably concluded that such associated costs and liabilities relating to the assets would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Partnership Entity, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of any Partnership Entity, on the other hand, that is required to be described in the Disclosure Package or the Final Prospectus and is not so described.

(kk) ERISA. (i) Each Domestic Oiltanking Entity, to the extent to which any such Domestic Oiltanking Entity could reasonably be expected to have liability, is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except for any failure to comply that would not individually or in the aggregate, have a Material Adverse Effect; (ii) no “reportable event” (as defined in Section 4043(c) of ERISA) has occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) for which any Domestic Oiltanking Entity would have any material liability, excluding any reportable event for which a waiver could apply; (iii) no Domestic Oiltanking Entity has incurred, nor does any such entity reasonably expect to incur, liability that will, individually or in the aggregate, result in a Material Adverse Effect either under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (b) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); (iv) each “pension plan” for which any Domestic Oiltanking Entity would have any liability that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the Domestic Oiltanking Entities, nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification, except for any action or failure to act that would not, individually or in the aggregate, have a Material Adverse Effect; and (v) no Domestic Oiltanking Entity has incurred any material unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business).

(ll) Description of Contracts; Filing of Exhibits. There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Disclosure Package, or to be filed as an exhibit thereto, which is not described or filed as required (and the Disclosure Package contains in all material respects the same description of the foregoing matters contained in the Final Prospectus); and the statements included the Registration Statement, the Disclosure Package and the Final Prospectus insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate summaries of such legal matters, agreements, documents or proceedings.

(mm) Sarbanes-Oxley Act of 2002. The Partnership Entities and, to the knowledge of the Partnership Parties, the officers and directors of the General Partner, in their capacities as such, are in compliance in all respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and the New York Stock Exchange (“NYSE”) promulgated thereunder that are effective and applicable to the Partnership.

(nn) Investment Company. None of the Partnership Entities is now, nor immediately following the sale of the Units to be sold by the Partnership hereunder and the application of the net proceeds from such sale as described in the Disclosure Package and the Final Prospectus under the caption “Use of Proceeds,” will be an “investment company” or a company “controlled by” an “investment company,” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(oo) Books and Records. Each Partnership Entity maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Other than as set forth in the Disclosure Package and the Final Prospectus, none of the Partnership Entities is aware of any material weakness in their internal control over financial reporting.

(pp) Disclosure Controls and Procedures. (i) The Partnership has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the Partnership, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(qq) Personal Loans. None of the Domestic Oiltanking Entities has extended credit in the form of a personal loan made, directly or indirectly, by any of the Domestic Oiltanking Entities to any director or executive officer of any of the Partnership Entities or to any family member or affiliate of any director or executive officer of any of the Partnership Entities.

(rr) Market Stabilization. None of the Domestic Oiltanking Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(ss) Foreign Corrupt Practices Act. No Domestic Oiltanking Entity nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or affiliate of any Domestic Oiltanking Entity, has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Domestic Oiltanking Entities and, to the knowledge of the Partnership Parties, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(tt) Money Laundering Laws. The operations of the Domestic Oiltanking Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Domestic Oiltanking Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(uu) Office of Foreign Assets Control. No Domestic Oiltanking Entity, any director, officer, nor, to the knowledge of the Partnership Parties upon due inquiry, any agent, employee or affiliate of any Domestic Oiltanking Entity, is currently an individual or entity (“Person”) that is the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the European Union (collectively “Sanctions”); the Domestic Oiltanking Entities will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of financing the activities of or with any Person, or in any country or territory (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria) that, at the time of such financing would violate any Sanctions then in effect; and the Domestic Oiltanking Entities represent and covenant, to the best of their knowledge, that for the past 5 years, neither they, nor any of their directors, officers, agents, employees or affiliates have engaged in, are not now engaged in, and will not engage in, any dealings or transactions in violation of or subject to penalty or action under Sanctions.

(vv) Lending Relationship. Except as disclosed in the Disclosure Package and the Final Prospectus, no Partnership Entity (i) has any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) intends to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

(ww) Statistical Data. Any statistical and market-related data included in the Disclosure Package or the Final Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(xx) No Distribution of Other Offering Materials. None of the Partnership Entities or their affiliates has distributed and, prior to the later to occur of the Closing Date or any settlement date and completion of the distribution of the Units, will distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement, any other materials, if any, permitted by the Act, including Rule 134.

(yy) Parties to Lock-Up Agreement. Each of the parties listed on Schedule V hereto has executed and delivered to the Representatives a lock-up agreement in the form attached as Exhibit B hereto (the “Lock-Up Agreement”).

(zz) Listing on the NYSE. The Units have been approved to be listed on the NYSE, subject only to official notice of issuance.

(aaa) FINRA. To the knowledge of the Partnership Parties, there are no affiliations or associations between any member of FINRA and the Partnership, the General Partner, any of the General Partner’s officers or directors or the Partnership’s 5% or greater security holders, except as described in the Registration Statement, the Disclosure Package and the Final Prospectus.

Any certificate signed by any officer of any of the Partnership Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by each of the Partnership Parties, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at the purchase price set forth in Schedule I hereto, the number of Firm Units set forth opposite such Underwriter’s name in Schedule II hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option (the “Over-Allotment Option”) to the several Underwriters to purchase, severally and not jointly, up to the number of Option Units set forth in Schedule I hereto at the same purchase price per unit as the Underwriters shall pay for the Firm Units, less an amount per unit equal to any dividends or distributions declared by the Partnership and payable on the Firm Units but not payable on the Option Units. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or electronic notice by the Representatives to the Partnership setting forth the number of Option Units as to which the several Underwriters are exercising the option and the settlement date. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Units, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional Units.

3. Delivery and Payment. Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the “Closing Date”). Delivery of the Units shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Firm Units and the Option Units shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Partnership will deliver the Option Units (at the expense of the Partnership) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. If settlement for the Option Units occurs after the Closing Date, the Partnership will deliver to the Representatives on the settlement date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Final Prospectus.

5. Agreements. Each of the Partnership Parties, jointly and severally, agrees with the several Underwriters that:

(a) Preparation of Prospectus and Registration Statement. Prior to the termination of the offering of the Units, the Partnership will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Partnership has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Partnership will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Partnership will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) Amendment or Supplement of Disclosure Package and Issuer Free Writing Prospectuses. If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Partnership will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as they may reasonably request.

(c) Amendment of Registration Statement or Supplement of Prospectus. If, at any time when a prospectus relating to the Units is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Partnership promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance; (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in the use of the Final Prospectus; and (iv) supply any supplemented Final Prospectus to the Representatives in such quantities as they may reasonably request.

(d) Reports to Unitholders. As soon as practicable, the Partnership will make generally available to its unitholders and to the Representatives an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) Signed Copies of the Registration Statement and Copies of the Prospectus. The Partnership will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(f) Qualification of Units. The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided, that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(g) Lock-Up Period. The Partnership will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any affiliate of the Partnership or any person in privity with the Partnership or any affiliate of the Partnership), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto (the “restricted period”); provided, however, that the Partnership may (A) issue and sell Common Units pursuant to, and file a registration statement on Form S-8 relating to, any employee benefit incentive plan (including the Partnership’s long-term incentive plan), equity ownership plan or dividend reinvestment plan of the Partnership in effect at the Execution Time and (B) issue Common Units issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time. Notwithstanding the foregoing, if (i) during the last 17 days of the restricted period the Partnership issues an earnings release, announces material news or a material event relating to the Partnership occurs, or (ii) prior to the expiration of the restricted period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release, the announcement of the material news or the occurrence of the material event. The Partnership will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lockup letters described in Section 6(k) with prior notice of any such announcement that gives rise to an extension of the restricted period.

(h) Price Manipulation. The Partnership Parties will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(i) Expenses. The Partnership agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings (not to exceed $20,000)); (viii) the transportation and other expenses incurred by or on behalf of the Partnership and the Representatives in connection with presentations to prospective purchasers of the Units, with the exception of the chartered plane, if any, used in connection with the presentations to prospective purchasers of the Units, for which costs will be borne one half by the Partnership and one half by the Representatives; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; and (x) all other costs and expenses incident to the performance by the Partnership Parties of their obligations hereunder.

(j) Free Writing Prospectuses. The Partnership agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Partnership that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule IV hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(k) Use of Proceeds. The Partnership will use the net proceeds received by it from the sale of the Units in the manner specified in the Registration Statement, the Disclosure Package and the Final Prospectus under the caption “Use of Proceeds.”

(l) NYSE Listing. The Partnership will use its reasonable best efforts to effect and maintain the listing of the Common Units on the NYSE.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Partnership Parties contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Partnership Parties made in any certificates pursuant to the provisions hereof, to the performance by each of the Partnership Parties of its respective obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Partnership pursuant to Rule 433(d) shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Partnership shall have requested and caused Vinson & Elkins L.L.P., counsel for the Partnership, to have furnished to the Representatives its legal opinion, dated the Closing Date and any settlement date pursuant to Section 3 hereof and addressed to the Representatives, in substantially the form set forth on Exhibit C.

(c) The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and any settlement date pursuant to Section 3 hereof and addressed to the Representatives, with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package, the Final Prospectus

(together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Partnership Parties shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d) The Partnership Parties shall have furnished to the Representatives a certificate of the chief executive officer and the chief financial officer of the General Partner, dated the Closing Date and any settlement date pursuant to Section 3 hereof, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Units, and this Agreement and that:

(i) the representations and warranties of the Partnership Parties in this Agreement are true and correct on and as of the Closing Date and any settlement date pursuant to Section 3 hereof, with the same effect as if made on the Closing Date and any settlement date pursuant to Section 3 hereof, and the Partnership Parties have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied at such date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Partnership Parties, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(e) At the time of execution of this Agreement, the Representatives shall have received from BDO USA, LLP, a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(f) With respect to the letter of BDO USA, LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “BDO initial letter”), the Representatives shall have received from BDO USA, LLP a letter (the “BDO bring-down letter”), addressed to the Underwriters and dated the Closing Date or any settlement date pursuant to Section 3 hereof, as applicable, (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the BDO bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Final Prospectus, as of a date not more than three days prior to the date of the BDO bring-down letters), the conclusions and findings of such firm with respect to the financial information and other matters covered by the BDO initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the BDO initial letter.

References to the Final Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any material increase or decrease specified in the letter or letters referred to in paragraphs (e) and (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(h) Prior to the Closing Date, the Partnership Parties shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Partnership Entities’ debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j) The Units shall have been approved for listing and admitted and authorized for trading on the NYSE, and reasonably satisfactory evidence of such actions shall have been provided to the Representatives.

(k) At the Execution Time, the Representatives shall have received a Lock-Up Agreement signed by each of the parties listed on Schedule V.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and Latham & Watkins LLP, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Vinson & Elkins L.L.P., counsel for the Partnership, at 1001 Fannin Street, Suite 2500, Houston, Texas 77002, on the Closing Date and any settlement date pursuant to Section 3 hereof.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Partnership Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Partnership Parties will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.

8. Indemnification and Contribution.

(a) The Partnership Parties jointly and severally agree to (i) indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, the affiliates of each Underwriter who have, or who are alleged to have, participated in the distribution of the Units as underwriters, and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto or any other “issuer information” filed or required to be filed pursuant to Rule 433(d) or any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of circumstances under which they were made, not misleading, and (ii) reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership Parties by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Partnership Parties may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless each of the Partnership Parties and each of their directors and each of their officers who signed the Registration Statement, and each person who controls the Partnership Parties within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership Parties to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Partnership by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. Each Partnership Party acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Units and (ii) under the heading “Underwriting,” (A) the list of Underwriters and their respective participation in the sale of the Units, (B) the sentences related to concessions and reallowances and (C) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (in addition to local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership Parties and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Partnership Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and by the Underwriters on the other from the offering of the Units; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership Parties and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Partnership, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Partnership Parties within the meaning of either the Act or the Exchange Act, each officer of the Partnership Parties who shall have signed the Registration Statement and each director of the Partnership Parties shall have the same rights to contribution as the Partnership, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Firm Units set forth opposite their names in Schedule II hereto bears to the aggregate number of Firm Units set forth opposite the names of all of the remaining Underwriters) the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate number of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Firm Units set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the Partnership Parties. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Partnership Parties and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Units, if at any time prior to such delivery and payment (i) trading in the Common Units shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by federal or New York State authorities, (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto), or (iv) there has occurred any material adverse effect in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Units.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Partnership Parties or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Partnership Parties or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units. The provisions of Section 7 and Section 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (a) Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel and (b) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 8 hereof, to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; or, if sent to the Partnership Parties, will be mailed, delivered or telefaxed to Oiltanking Partners, L.P. and confirmed to it at 333 Clay Street, Suite 2400, Houston, Texas 77002, attention of the Legal Department.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents, affiliates and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. Each of the Partnership Parties hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership Parties, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Partnership Parties and (c) the Partnership Parties’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Partnership Parties agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Partnership Parties on related or other matters). Each of the Partnership Parties agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to any of the Partnership Parties, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. Each of the Partnership Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in Section 1(a) hereof contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Credit Agreements” shall mean that certain Revolving Line Credit Agreement by and between the Partnership, as borrower, and Oiltanking Finance, as lender, dated as of June 15, 2011, as amended, supplemented or restated from time to time, together with that certain Loan Agreement by and between the Partnership, as borrower, and Oiltanking Finance, as lender, dated as of May 11, 2012, as amended, supplemented or restated from time to time, and that certain Loan Agreement by and between the Partnership, as borrower, and Oiltanking Finance, as lender, dated as of May 31, 2013, as amended, supplemented or restated from time to time.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule IV hereto, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Domestic Oiltanking Entities” shall mean, collectively, the Partnership Entities, OTB Holdco, OTB LLC, OTA and OTNA.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Units that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Oiltanking Appelt” shall mean Oiltanking Appelt, LLC, a Texas limited liability company.

“Oiltanking Beaumont” shall mean Oiltanking Beaumont Partners, L.P., a Delaware limited partnership.

“Oiltanking Finance” shall mean Oiltanking Finance B.V., a Dutch corporation.

“Oiltanking Houston” shall mean Oiltanking Houston, L.P., a Texas limited partnership.

“OTA” shall mean Oiltanking Holding Americas, Inc., a Delaware corporation.

“OTB GP” shall mean OTB GP, LLC, a Delaware limited liability company.

“OTB Holdco” shall mean OTB Holdco, LLC, a Delaware limited liability company.

“OTB LLC” shall mean Oiltanking Beaumont GP, L.L.C., a Delaware limited liability company.

“OTBSP” shall mean Oiltanking Beaumont Specialty Products, LLC, a Texas limited liability company.

“OTH GP” shall mean OTH GP, LLC, a Texas limited liability company.

“OTNA” shall mean Oiltanking North America, LLC, a Delaware limited liability company.

“Partnership Entities” shall mean, collectively, the Partnership, the General Partner, OTB GP, OTH GP, Oiltanking Houston, Oiltanking Beaumont, OTBSP and Oiltanking Appelt.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in Section 1(a) hereof which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) hereof, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Subsidiaries” shall mean, collectively, OTB GP, OTH GP, Oiltanking Houston, Oiltanking Beaumont, OTBSP and Oiltanking Appelt.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership Parties and the several Underwriters.

Very truly yours,

Oiltanking Partners, L.P.

By:	OTLP GP, LLC,
its general partner

By:	/s/ Jonathan Z. Ackerman
Name:	Jonathan Z. Ackerman
Title:	Vice President and Chief Financial Officer

OTLP GP, LLC

By:	/s/ Jonathan Z. Ackerman
Name:	Jonathan Z. Ackerman
Title:	Vice President and Chief Financial Officer

Underwriting Agreement

The foregoing Agreement is hereby
confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.
Barclays Capital Inc.

By: Citigroup Global Markets Inc.

By:	/s/ Andrew Horn
Name:	Andrew Horn
Title:	Managing Director

By: Barclays Capital Inc.

By:	/s/ Victoria Hale
Name:	Victoria Hale
Title:	Vice President

For themselves and the other

several Underwriters named in

Schedule II to the foregoing

Agreement.

Underwriting Agreement

SCHEDULE I

Underwriting Agreement dated November 19, 2013

Registration Statement No. 333-185211

Representatives:	Citigroup Global Markets Inc.
Barclays Capital Inc.

Title, Purchase Price and Description of Units:

Title: Common Units representing limited partner interests in the Partnership

Number of Firm Units to be sold by the Partnership: 2,600,000

Number of Option Units to be sold by the Partnership: 390,000

Price per Unit to Public (including accrued distributions, if any): $61.65

Price per Unit to the Underwriters: $59.46

Closing Date, Time and Location: November 22, 2013 at 10:00 a.m. (New York City time) at the office of Vinson & Elkins L.L.P., counsel for the Partnership, at 1001 Fannin Street, Suite 2500, Houston, Texas 77002

Type of Offering: Non-Delayed

Lock-Up Period: Date referred to in Section 5(g) after which the Partnership may offer or sell Common Units issued by the Partnership without the consent of Citigroup Global Markets Inc.: 60 days after the date of the Final Prospectus

SCHEDULE II

Underwriters	Number of Firm Units to be Purchased
Citigroup Global Markets Inc.	590,200
Barclays Capital Inc.	590,200
Deutsche Bank Securities Inc.	309,400
J.P. Morgan Securities LLC	309,400
Wells Fargo Securities, LLC	309,400
RBC Capital Markets, LLC	309,400
Goldman, Sachs & Co.	91,000
USCA Securities LLC	91,000

Total	2,600,000

SCHEDULE III

FOREIGN JURISDICTIONS

ENTITY	JURISDICTION
Oiltanking Partners, L.P.	TX
OTLP GP, LLC	TX
Oiltanking Beaumont Partners, L.P.	TX
OTB GP, LLC	TX

SCHEDULE IV

SCHEDULE OF FREE WRITING PROSPECTUSES INCLUDED IN THE DISCLOSURE PACKAGE

None.

SCHEDULE V

PERSONS DELIVERING LOCK-UP AGREEMENTS

OFFICERS

Anne-Marie Ainsworth

Jonathan Z. Ackerman

Robert “Bo” McCall

Brian C. Brantley

Kevin L. Campbell

Clayton K. Curtis

Javier Del Olmo

Kim M. Ivy

DIRECTORS

Carlin G. Conner

James Flannan Browne

David L. Griffis

Gregory C. King

Randall J. Larson

D. Mark Leland

UNITHOLDERS

Oiltanking Holding Americas, Inc.

OTB Holdco, LLC

EXHIBIT A

EQUITY OWNERSHIP OF THE GENERAL PARTNER AND THE SUBSIDIARIES

Entity:	Equity Owned By:
General Partner	100% of member interest owned by OTA
Oiltanking Houston	1% general partner interest owned by OTH GP 99% limited partner interest owned by the Partnership
OTH GP	100% of member interest owned by the Partnership
Oiltanking Beaumont	1% general partner interest owned by OTB GP 99% limited partner interest owned by the Partnership
OTB GP	100% of member interest owned by the Partnership
OTBSP	100% of member interest owned by Oiltanking Beaumont
Oiltanking Appelt	100% of member interest owned by Oiltanking Houston

EXHIBIT B

FORM OF LOCK-UP LETTER

Oiltanking Partners, L.P.

Public Offering of Common Units

, 2013

Citigroup Global Markets Inc.

Barclays Capital Inc.

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Oiltanking Partners, L.P., a Delaware limited partnership (the “Partnership”), and OTLP GP, LLC and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of common units representing limited partner interests (the “Common Units”) of the Partnership.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units of the Partnership or any securities convertible into, or exercisable or exchangeable for such Common Units, or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of the Underwriting Agreement (the “lock-up period”), other than Common Units disposed of as bona fide gifts approved by Citigroup Global Markets Inc.

If (i) the Partnership issues an earnings release, announces material news or a material event relating to the Partnership occurs, during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release, the announcement of the material news or occurrence of the material event, unless Citigroup Global Markets Inc. waives, in writing, such extension. The undersigned hereby acknowledges that the Partnership has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the lock-up period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of officer, director or major stockholder]

[Name of officer, director or major stockholder]

EXHIBIT C

FORM OF OPINION OF VINSON & ELKINS LLP

1. Formation and Qualification. Each of the Partnership Parties has been duly formed and each of the Partnership Entities is validly existing as a limited partnership or limited liability company, as applicable, and is in good standing under the laws of the States of Delaware or Texas, as applicable, with full limited partnership or limited liability company power and authority necessary to own or lease and to operate its properties currently owned or leased and conduct its business as currently conducted or as to be conducted, in each case in all material respects as described in the Registration Statement, the Disclosure Package and the Final Prospectus. Each of the Partnership Entities is duly qualified to transact business and is in good standing as a foreign limited partnership or foreign limited liability company, as applicable, in each jurisdiction set forth opposite its name on an annex to be attached to such counsel’s opinion.

2. Power and Authority to Act as a General Partner. The General Partner has full limited liability company power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement, the Disclosure Package and the Final Prospectus.

3. Ownership of General Partner. OTA owns of record all of the issued and outstanding limited liability company interests in the General Partner; such limited liability company interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated at or prior to the Closing Date, the “GP LLC Agreement”) and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and OTA owns such limited liability company interests free and clear of all Liens (except restrictions on transferability contained in the GP LLC Agreement or as described in the Registration Statement, the Disclosure Package or the Final Prospectus and Liens created or arising under the Delaware LLC Act), (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming OTA as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

4. Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement, and is fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the General Partner owns such general partner interest free and clear of all Liens (except restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Disclosure Package, the Final Prospectus or Liens created by or arising under the Delaware LP Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

5. Ownership of Sponsor Units and Incentive Distribution Rights. (i) OTA owns of record 3,581,032 Common Units and 10,457,842 Subordinated Units, (ii) OTB Holdco owns of record 4,368,869 Common Units and 8,992,059 Subordinated Units (together with the Units owned by OTA and described in clause (i), the “Sponsor Units”), and (iii) the General Partner owns of record 100% of the Incentive Distribution Rights; all of such Sponsor Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and OTA and OTB Holdco own the Sponsor Units and the General Partner owns the Incentive Distribution Rights, in each case free and clear of all Liens (except restrictions on transferability as described in the Registration Statement, the Disclosure Package, the Final Prospectus or the Partnership Agreement or Liens created by or arising under the Delaware LP Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming OTA, OTB Holdco or the General Partner, as applicable, as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

6. Valid Issuance of the Units. The Units to be purchased by the Underwriters from the Partnership have been duly authorized in accordance with the Partnership Agreement for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). All outstanding Common Units have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

7. Capitalization. After giving effect to the issuance of Units on the date of such counsel’s opinion, the issued and outstanding limited partner interests of the Partnership will consist of [            ] Common Units, 19,449,901 Subordinated Units and the Incentive Distribution Rights, and such Common Units, Subordinated Units and the Incentive Distribution Rights are the only limited partner interests of the Partnership issued and outstanding.

8. Ownership of OTH GP, Oiltanking Houston, OTB GP, Oiltanking Beaumont, OTBSP and Oiltanking Appelt. (i) all of the issued and outstanding partnership interests or limited liability company interests, as the case may be, of each of OTH GP, Oiltanking Houston, OTB GP, Oiltanking Beaumont, OTBSP and Oiltanking Appelt are owned of record as set forth in Exhibit A to this Agreement; (B) such interests have been duly authorized and validly issued in accordance with the applicable constituent documents and are fully paid (to the extent required under the applicable constituent documents) and nonassessable (except as such nonassessability may be affected by Section 101.206 of the Texas Business Organizations Code (“TBOC”) in the case of limited liability company interests in a Texas limited liability company, Sections 153.102 and 153.210 of the TBOC in the case of partnership interests in a Texas limited partnership, Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act in the case of limited liability company interests in a Delaware limited liability company, or Sections 17-303, 17-607 and 17-804 of the Delaware LP Act in the case of partnership interests in a Delaware limited partnership); and (C) such partnership interests or limited liability company interests, as the case may be, are owned free and clear of all Liens (except restrictions on transferability as described in the Registration Statement, the Disclosure Package, the Final Prospectus or the applicable constituent documents and Liens created by or arising under the TBOC in the case of a Texas limited liability company or partnership, the Delaware LLC Act in the case of a Delaware limited liability company or the Delaware LP Act in the case of a Delaware limited partnership) (i) in respect of which a financing statement under the Uniform Commercial Code of the state in which the owner of such partnership or limited liability company interest in OTH GP, Oiltanking Houston, OTB GP, Oiltanking Beaumont, OTBSP and Oiltanking Appelt, as applicable, was formed, naming such owner as debtor, is on file as of a recent date in the office of the Secretary of State of the state in which such owner was formed or (ii) otherwise known to such counsel, without independent investigation.

9. No Preemptive Rights, Registration Rights or Options. Except as identified in the Registration Statement, the Disclosure Package and the Final Prospectus, there are no (A) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any equity securities of or any partnership interest in, any of the Partnership Entities or (B) outstanding options or warrants to purchase any securities of the Partnership Entities, in each case pursuant to their respective Organizational Documents or any other agreement or instrument listed as an exhibit to the Registration Statement. To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership other than as described in the Registration Statement, the Disclosure Package and the Final Prospectus, as set forth in the Partnership Agreement or as have been waived.

10. Authority and Authorization. Each of the Partnership Parties has all requisite limited liability company or limited partnership power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Disclosure Package and the Final Prospectus. All partnership and limited liability company action, as the case may be, required to be taken by the Partnership Parties or any of their members or partners for the authorization, issuance, sale and delivery of the Units, the execution and delivery by the Partnership Parties of this Agreement and the consummation of the transactions contemplated by this Agreement has been validly taken.

11. Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

12. Enforceability of Organizational Agreements. (i) The Organizational Agreements have been duly authorized, executed and delivered by the parties thereto and (ii) the Organizational Agreements are valid and legally binding agreements of the parties thereto, enforceable against such parties in accordance with their terms; provided that, with respect to each agreement described in this Section 12, the enforceability thereof may be limited by

(A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

13. No Conflicts. None of (A) the offering, issuance or sale by the Partnership of the Units, (B) the execution, delivery and performance of this Agreement by the Partnership Parties, or (C) the consummation of the transactions contemplated by this Agreement, (i) constitutes or will constitute a violation of the Organizational Documents of any of the Partnership Entities, (ii) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any agreement or other instrument filed or incorporated by reference as an exhibit to the Registration Statement, the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2012, the Partnership’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 or September 30, 2013 or any of the Partnership’s Current Reports on Form 8-K filed with the Commission since December 31, 2012 (in each case, excluding the Organizational Documents), (iii) violates or will violate the Delaware LP Act, the Delaware LLC Act, the laws of the State of Texas or federal law, (iv) violates or will violate any order, judgment, decree or injunction listed on an annex to such counsel’s opinion or otherwise known to such counsel to which any of the Partnership Entities or any of their properties or assets in a proceeding to which any of them or their property is a party or (v) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities under any agreement or instrument filed as an exhibit to the Registration Statement (other than Liens created pursuant to the Credit Agreement) which breaches, violations, defaults or Liens, in the case of clauses (ii), (iii), (iv) or (v), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership Parties to consummate the transactions provided for in this Agreement; provided, however, that no opinion need be expressed pursuant to this paragraph with respect to federal or state securities laws and other anti-fraud laws.

14. No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification under the Delaware LP Act, the Delaware LLC Act, Texas law or federal law is required in connection with the offering, issuance or sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Partnership Parties or the consummation of the transactions contemplated by this Agreement except (A) for such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, or under the rules and regulations of FINRA, (B) for such consents that have been obtained or made, (C) for such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership Parties to consummate the transactions contemplated by this Agreement or (D) as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus.

15. Effectiveness of Registration Statement. The Registration Statement has been declared effective under the Act; any required filing of the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or threatened by the Commission.

16. Form of Registration Statement and Prospectus. The Registration Statement, on the Effective Date, and the Final Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the Closing Date, appeared on their face to comply as to form in all material respects, with the applicable requirements of the Act, except that in each case such counsel need express no opinion with respect to the financial statements, the notes and schedules thereto or other financial and statistical data contained in or omitted from the Registration Statement or the Final Prospectus.

17. Description of Common Units. The descriptions of the Common Units included in the Registration Statement, the Disclosure Package and the Final Prospectus under the captions “Summary—The Offering,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units” and “The Partnership Agreement” constitute accurate summaries of the terms of the Common Units in all material respects.

18. Descriptions and Summaries. The statements included in the Registration Statement, the Disclosure Package and the Final Prospectus under the captions “The Partnership Agreement” and “Material Tax Considerations” insofar as they purport to constitute summaries of the provisions of federal or Texas statutes, rules or regulations or the Delaware LP Act or the Delaware LLC Act, any contracts and other documents, constitute accurate summaries of the provisions of such statutes, rules and regulations, and contracts and other documents in all material respects.

19. Tax Opinion. The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement and the opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Current Report on Form 8-K filed by the Partnership on November [            ], 2013 are confirmed, and the Underwriters may rely upon such opinions as if they were addressed to them.

20. Investment Company. None of the Partnership Entities is, nor after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Final Prospectus will any of the Partnership Entities be, an “investment company” as defined in the Investment Company Act.

21. Governmental Proceedings and Contracts. To the knowledge of such counsel, there are no (i) legal or governmental proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus but are not so described as required by the Act and (ii) agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Disclosure Package and Final Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required by the Act.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that its opinion is limited to matters governed by federal law and the Delaware LP Act, Delaware LLC Act and the laws of the State of Texas, (iv) with respect to the opinions expressed as to the good standing or due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of the Partnership Entities, state that such opinions are based upon certificates of good standing provided by the Secretary of State of the state of formation and certificates of foreign qualification or registration provided by the Secretary of State of the States listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to counsel to the Underwriters), (v) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject; and (vi) with respect to the opinions expressed in paragraphs 3, 4, 5 and 8 relating to the existence of any Lien for which a financing statement under the Uniform Commercial Code is on file, rely solely upon such counsel’s review of reports, dated as of recent dates, prepared by CT Corporation, purporting to describe all financing statements on file as of the dates thereof in the office of the Secretary of State of the State of Delaware, naming OTA, the General Partner, the Partnership, OTB Holdco, OTB LLC, Oiltanking Beaumont and OTB GP as debtors and in the office of the Secretary of State of the State of Texas, naming OTH GP as debtor

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Entities, the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement, the Registration Statement, the Disclosure Package and the Final Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Disclosure Package and the Final Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(A) the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B) the Disclosure Package, as of the Execution Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(C) the Final Prospectus, as of its date and on the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no statement or belief with respect to (i) the financial statements, including the notes and schedules thereto and the auditor’s report thereon, or any other financial and accounting information or statistical data, included in, or excluded from, the Registration Statement or the Final Prospectus or the Disclosure Package, and (ii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement.